EXHIBIT 10.8

        SEVENTH AMENDMENT dated as of February 5, 2004 (and effective as of December 31, 2003) (this "Amendment") to the Credit Agreement dated as of April 19, 2001, as amended September 17, 2001, December 21, 2001, February 7, 2002, March 20, 2002, February 5, 2003, and October 30, 2003 (as further amended, restated, supplemented or modified, the "Credit Agreement") by and among VEECO INSTRUMENTS INC., a Delaware corporation (the "Company"), FLEET NATIONAL BANK, a national banking association, as Administrative Agent and as a Lender, JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation, as Syndication Agent and as a Lender, HSBC BANK USA, a national banking association organized under the laws of the United States of America, as Documentation Agent and as a Lender, and the other Lenders party thereto.

        WHEREAS, the Company has requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders have agreed to amend such provisions of the Credit Agreement, subject to the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

  1.
  Amendments.

          a.     The definition of "Consolidated EBITDA" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

    "Consolidated EBITDA" shall mean, for any Person for any period, the Consolidated Net Income (Net Loss) of such Person and its Subsidiaries for such period before provision for federal and state income taxes, minus (a) Consolidated Interest Income and (b) all extraordinary gains, plus (a) one-time charges related to write-downs of intangible assets (including the value of in-process research and development related to a Permitted Acquisition), (b) Consolidated Interest Expense, (c) depreciation and amortization expenses, and (d) non-cash purchase accounting adjustments related to the acquisitions of the TurboDisc MOCVD business of EMCORE Corporation and Advanced Imaging, Inc. during the fiscal quarter ended December 31, 2003, all determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All of the foregoing categories shall be calculated with respect to such Person and its Subsidiaries on a consolidated basis and shall be calculated (without duplication) over the four fiscal quarters ending on or most recently ended prior to the date of calculation thereof.

          b.     Section 7.13(f) of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

    "(f) Consolidated EBITDA. Permit Consolidated EBITDA to be less than $18,500,000 at December 31, 2003.

  2.
  Conditions to Effectiveness.

        This Amendment shall become effective upon receipt by the Administrative Agent of: (a) this Amendment, duly executed by the Company and the Guarantors; (b) executed consents from the Required Lenders authorizing the Administrative Agent to execute this Amendment on behalf of the Lenders; and (c) an amendment fee of $5,000 for each Lender that consents, on or before 12:00 PM on Thursday, February 5, 2004, to the Agent's execution and delivery of this Amendment.

  3.
  Miscellaneous.

        Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

        Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

        The amendments set forth above are limited specifically to the matters set forth above and for the specific instances and purposes given and do not constitute directly or by implication a waiver or amendment of any other provision of the Credit Agreement or a waiver of any Default or Event of Default, whether now existing or hereafter arising, which may occur or may have occurred.

        The Company hereby represents and warrants that (a) after giving effect to this Amendment, the representations and warranties made by the Company and each of its Subsidiaries pursuant to the Credit Agreement and the other Loan Documents to which each is a party are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date, unless any such representation or warranty is as of a specific date, in which case, as of such date, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

        This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment. This Amendment shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Administrative Agent.

        This Amendment shall constitute a Loan Document.

        This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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        IN WITNESS WHEREOF, the Company and the Administrative Agent, as authorized on behalf of the Lenders, have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

VEECO INSTRUMENTS INC.		FLEET NATIONAL BANK, as Administrative Agent
By:	/s/ JOHN F. REIN, JR.	By:	/s/ CHRISTOPHER MENDELSOHN
Name:	John F. Rein, Jr.	Name:	Christopher Mendelsohn
Title:	Executive Vice President and Chief Financial Officer	Title:	Senior Vice President

        The undersigned, not parties to the Credit Agreement but as Guarantors under their respective Guaranties executed in favor of the Lenders, each hereby (a) accept and agree to the terms of the foregoing Amendment; (b) acknowledge and confirm that all terms and provisions contained in their respective Guaranty are, and shall remain, in full force and effect in accordance with their respective terms; (c) reaffirm and ratify all of the representations and covenants contained in their respective Guaranty; and (d) represent, warrant and confirm the non-existence of any offsets, defenses and counterclaims to its obligations under its Guaranty.

VEECO TUCSON INC.		VEECO METROLOGY, LLC
(formerly WYKO CORPORATION)		By:	VEECO INSTRUMENTS INC., its Sole Member
By:	/s/ JOHN F. REIN, JR.	By:	/s/ JOHN F. REIN, JR.
Name:	John F. Rein, Jr.	Name:	John F. Rein, Jr.
Title:	Vice President	Title:	Executive Vice President and Chief Financial Officer
VEECO FT. COLLINS INC. (formerly ION TECH, INC.)		VEECO ROCHESTER INC. (formerly CVC PRODUCTS, INC.)
By:	/s/ JOHN F. REIN, JR.	By:	/s/ JOHN F. REIN, JR.
Name:	John F. Rein, Jr.	Name:	John F. Rein, Jr.
Title:	Vice President	Title:	Vice President
VEECO COMPOUND SEMICONDUCTOR INC. (formerly Veeco St. Paul Inc. formerly Applied EPI, Inc.)
By:	/s/ JOHN F. REIN, JR.
Name:	John F. Rein, Jr.
Title:	Vice President